Exhibit (11) (b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 32 to the Portico Funds, Inc. registration statement on Form N-1A.

/s/ Price Waterhouse LLP
Milwaukee, Wisconsin
October 30, 1997